EXHIBIT 99.1

For Immediate Release

Resolute Holdings Completes Acquisition of Majority Interest in CompoSecure

CompoSecure announces board changes with David Cote, former CEO of Honeywell, as executive chairman as well as the appointment of five new board members

New York, NY and Somerset, NJ, September 17, 2024 – Resolute Holdings I, LP and its affiliated vehicles (“Resolute”), an investment firm under the leadership of David Cote and Tom Knott, and CompoSecure, Inc. (Nasdaq: CMPO) (“CompoSecure”) today announced the closing of Resolute’s acquisition of a majority interest in CompoSecure in accordance with the stock purchase agreements among Resolute and certain shareholders of CompoSecure. In conjunction with the closing, David Cote has been appointed executive chairman of the board of directors of CompoSecure and Tom Knott, Joseph DeAngelo, Roger Fradin, Mark James, and John Cote have also been appointed to the board of directors.

Pursuant to the stock purchase agreements, the selling shareholders exchanged the entirety of their Class B units for Class A shares and Resolute has now acquired 49.3 million Class A shares, representing approximately 60% of CompoSecure’s outstanding shares. The transaction, valued at approximately $372 million, was completed on September 17, 2024.

David Cote and Tom Knott said, “We are excited to begin working with Jon Wilk and the team at CompoSecure to continue driving long-term value for shareholders. We plan to focus our efforts on enhancing the Company’s organic growth and operational efficiency while evaluating ways to further diversify its customer base and business mix through M&A. The Company’s permanent capital base eliminates the duration and transactional constraints of traditional alternative asset structures and can allow it to become the acquiror of choice for companies in need of operational improvement and M&A expertise.”

"I'm delighted that David Cote has become executive chairman of the board. His leadership with global public companies, including Honeywell and Vertiv, will be a tremendous asset as we move into a new chapter of our growth story," said Jon Wilk, President and CEO of CompoSecure. "I’d also like to welcome all our new board members. We are confident that their addition to the board of directors will provide invaluable guidance as we execute on our strategic vision."

New Board Members

•	David Cote: Mr. Cote is a world-renowned executive, joins as the executive chairman of the board, bringing 40+ years of operating experience across a wide range of industrial sectors. He was chairman and CEO of Honeywell from 2002-2017. Mr. Cote was also the former chairman and CEO of TRW, a global automotive, aerospace and information systems company, and during his distinguished career served as CEO of GE. He is currently the executive chairman of Vertiv (NYSE: VRT).

•	Tom Knott: Mr. Knott was CEO of Goldman Sachs Acquisition Holdings I (“GSAH I”) and Goldman Sachs Acquisition Holdings II (“GSAH II”). Mr. Knott led GSAH I from its initial public offering in June 2018 to its merger with Vertiv (NYSE: VRT) in February 2020. He also led all aspects of Goldman Sachs’ co-sponsorship of GSAH II from its initial public offering in June 2020 to its merger with Mirion Technologies, a provider of nuclear measurement and detection systems, in October 2021.

•	Joesph J DeAngelo: Mr. DeAngelo served as chairman of the board, president and chief executive officer of HD Supply Holdings, Inc., one of the largest industrial distributors in North America. He previously served as executive vice president of The Stanley Works, a tool manufacturing company, and was president and chief executive officer of General Electric TIP/Modular Space, a division of General Electric Capital.

•	Roger Fradin: Mr. Fradin served as president and chief executive officer of Honeywell’s Automation and Control Solutions business from January 2004 to April 2014. Mr. Fradin served as Vice Chairman of Honeywell from April 2014 until his retirement in February 2017. Mr. Fradin has served as a director of Vertiv (NYSE: VRT) since February 7, 2020.

•	Mark James: Mr. James previously served as the chief human resources officer (CHRO) of Honeywell leading 135,000 employees in more than 100 countries. Prior to becoming CHRO, Mr. James held multiple roles at Honeywell including vice president of Human Resources and Communications for Honeywell Aerospace and Honeywell Aerospace Electronic Systems. Mr. James is currently the president of Mark James Enterprises, his own executive consulting business.

•	John Cote: John Cote is a managing partner and founder of SRM Equity Partners, LLC. He was previously the chief executive officer of Industrial Inspection & Analysis, Inc. John brings a background in investment banking from his years at J.P. Morgan where he worked on equity, debt, and M&A transactions in the Natural Resources Coverage group, and where he was a member of the Corporate Client Banking strategy team.

Today’s announcement expands the board of directors to a total of 11 members.

The Company wishes to also acknowledge the departure of two long-standing board members, Mitchell Hollin, of LLR Partners and former chairman of the CompoSecure board, and Michele Logan, co-founder of CompoSecure, as part of the transaction.

Mr. Wilk added: "For the past nine years Mitchell Hollin has played a pivotal role in shaping the Company’s trajectory and we are grateful for his significant contributions during his time on the board. I’d also like to extend my heartfelt gratitude to our co-founder, Michele Logan, who continues to be a significant shareholder in CompoSecure with a legacy that will always be an essential part of our foundation and ongoing growth."

About Resolute Holdings

Resolute Holdings is an investment firm, led by Dave Cote, former CEO of Honeywell International, Inc. (“Honeywell”) and current Executive Chairman of Vertiv Holdings Co (“Vertiv”), and Tom Knott, former Head of Permanent Capital Strategies at The Goldman Sachs Group, Inc. (“Goldman Sachs”). Mr. Cote and Mr. Knott formed Resolute Holdings to invest in businesses that can benefit from the systematic deployment of the operating system Mr. Cote has developed over his career.

Mr. Cote brings over 40 years of operating experience across a wide range of industrial sectors with a proven track record of delivering outsized shareholder value through disciplined portfolio management and accretive M&A. Mr. Cote completed approximately 170 M&A transactions during his tenure as CEO of Honeywell and as current Executive Chairman at Vertiv.

Mr. Knott was formerly the Head of Permanent Capital Strategies in the Asset Management Division of Goldman Sachs and was also CEO of GS Acquisition Holdings Corp and GS Acquisition Holdings Corp II, respectively bringing public both Vertiv and Mirion Technologies, Inc. Mr. Knott brings over 14 years of investing experience across a wide range of sectors.

About CompoSecure

Founded in 2000, CompoSecure is a technology partner to market leaders, fintech’s and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.CompoSecure.com and www.GetArculus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management of CompoSecure or Resolute Holdings, as applicable. Although CompoSecure and Resolute Holdings, as applicable, believe that the plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, CompoSecure, Resolute Holdings and their affiliates cannot assure you that these plans, intentions, or expectations will be achieved or realized. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning CompoSecure’s or Resolute Holdings’ possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect CompoSecure’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in these forward-looking statements: the ability of CompoSecure to diversify its business and customer base and to achieve enhancements in organic growth and operational efficiency, including for any future acquired companies; the ability of CompoSecure to create value for its shareholders and generate robust free cash flow; the ability of CompoSecure to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that CompoSecure may be adversely impacted by other global economic, business, competitive and/or other factors; the outcome of any legal proceedings that may be instituted against CompoSecure, Resolute Holdings or their affiliates or others; future exchange and interest rates; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. CompoSecure and Resolute Holdings undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

For Resolute Holdings

Tom Knott

info@resoluteholdings.com

For CompoSecure

Anthony Piniella
Head of Communications
(917) 208-7724
apiniella@composecure.com

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CMPO@elevate-ir.com